SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : December 4, 2019

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities

On December 3, 2019, National Health Investors, Inc. (the “Company”) entered into privately negotiated agreements with certain holders of the Company’s 3.25% Convertible Senior Notes due April 2021 (the “Notes”). Pursuant to the agreements, the Company will issue 626,397 shares of its common stock, par value $0.01 per share (“Common Stock”), and pay additional cash consideration in exchange for $60 million aggregate principal amount of the Notes. The transactions are expected to close on December 9, 2019.

The Common Stock will be issued to “qualified institutional buyers,” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and offered in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act.

The Company may tender for, redeem or repurchase additional outstanding Notes. The form and timing of any such activity will be dependent on market conditions and other factors and there can be no assurance that any such transactions will be completed within any specific timetable prior to the maturity of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/John L. Spaid

Name:	John L. Spaid

Title:	Principal Financial Officer

Date:    December 4, 2019